As filed with the Securities and Exchange Commission on July 9, 1996. Registration No. 33-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------


                              SILVERADO MINES LTD.
                              --------------------
             (Exact name of Registrant as specified in its charter)

                            British Columbia, Canada
         (State or other jurisdiction of incorporation or organization)


                                   98-0045034
                           (IRS Employer I.D. Number)


                        Suite 505, 1111 W. Georgia Street
                   Vancouver, British Columbia, Canada V6E 4M3
          (Address of Principal Executive Offices, Including Zip Code)


          SILVERADO MINES LTD. 1994 STOCK OPTION AND STOCK BONUS PLAN
          -----------------------------------------------------------
                            (Full title of the plan)


                               J. P. Tangen, Esq.
                                 Attorney at Law
                              499 St. Patricks Road
                             Fairbanks, Alaska 99701
                                 (800) 665-4646
                                 --------------
            (Name, address and telephone number of agent for service)



                        CALCULATION OF REGISTRATION FEE:
=======================================================================================================
                                            Proposed maximum     Proposed maximum
Title of securities      Amount to be      offering price per   aggregate offering       Amount of
 to be registered       registered (1)            unit                 price          registration fee
- -------------------------------------------------------------------------------------------------------
Common Stock         9,000,000 shares      $0.50                $4,500,000.00(2)     $   1,551.72
- -------------------------------------------------------------------------------------------------------

(1) There are also registered hereunder such indeterminate number of additional shares of Common Stock as may become subject to the Plan as a result of the anti-dilution provisoins thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the bid and ask prices reported by NASDAQ on July 5, 1996.

     This Registration Statement is filed to register additional shares under a plan for which a Registration Statement on Form S-8 previously was filed. The contents of the Registrant's Registration Statement on Form S-8, File No. 33-78098, are incorporated by reference herein.

Item 8. Exhibits.
        --------

     The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

     5.1  Opinion of Davis & Co. Filed herewith.

     23.1 Consent of Davis & Co. - See Exhibit 5.1.

     23.2 Consent of KPMG Peat Marwick Thorne. Filed herewith.


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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on July 5, 1996.

SILVERADO MINES LTD., Registrant



By: /J. P. Tangen/
J. P. Tangen, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                                 Date
- --------------------------------------------------------------------------------
/Garry L. Anselmo/            Chairman, Chief Operating             July 5, 1996
Garry L. Anselmo              Officer and Director


/James F. Dixon/              Director                              July 5, 1996
James F. Dixon



/K. Maxwell Fleming/          Director                              July 8, 1996
K. Maxwell Fleming



/J. P. Tangen/                President, Chief Executive            July 8, 1996
J.P. Tangen                   Officer, Chief Financial Officer,
                              Director, and Authorized
                              Representative in the United States



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